SCHEDULE I, DATED JULY 14, 2022, TO MULTIPLE CLASS OF SHARES PLAN

FOR

STATE-SPECIFIC MUNICIPAL MONEY MARKET FUNDS

FIDELITY CALIFORNIA MUNICIPAL TRUST II

FUND/CLASS	SALES CHARGE	DISTRIBUTION FEE (as a percentage of average net assets)	SHAREHOLDER SERVICE FEE (as a percentage of average net assets)

Fidelity California Municipal Money Market Fund:

Retail Class	none	none	none
Institutional Class	none	none	none
Premium Class	none	none	none

FIDELITY MASSACHUSETTS MUNICIPAL TRUST

FUND/CLASS	SALES CHARGE	DISTRIBUTION FEE (as a percentage of average net assets)	SHAREHOLDER SERVICE FEE (as a percentage of average net assets)
Fidelity Massachusetts Municipal Money Market Fund:
Retail Class	none	none	none
Institutional Class	none	none	none
Premium Class	none	none	none

 FIDELITY COURT STREET TRUST II

FUND/CLASS	SALES CHARGE	DISTRIBUTION FEE (as a percentage of average net assets)	SHAREHOLDER SERVICE FEE (as a percentage of average net assets)
Fidelity New Jersey Municipal Money Market Fund:
Retail Class	none	none	none
Institutional Class	none	none	none
Premium Class	none	none	none

FIDELITY NEW YORK MUNICIPAL TRUST II

FUND/CLASS	SALES CHARGE	DISTRIBUTION FEE (as a percentage of average net assets)	SHAREHOLDER SERVICE FEE (as a percentage of average net assets)
Fidelity New York Municipal Money Market Fund:
Retail Class	none	none	none
Institutional Class	none	none	none
Premium Class	none	none	none